EXHIBIT 99.1(b)—CERTIFICATION OF CHIEF FINANCIAL OFFICER

Certification Pursuant to
18 U.S.C. Section 1350
(as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of IDT Corporation (the “Company”), on Form 10-Q for the quarter ending October 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen R. Brown, Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  December 16, 2002

/s/ Stephen R. Brown Stephen R. Brown